Exhibit 10.11

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only June, 2014, is made by and between A.E. Peterson Enterprises, Inc. (“Lessor”) and Asante Solutions, Inc. (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 1561 Buckeye Court, Milpitas, CA 95035, located in the County of Santa Clara, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) One R&D building, pursuant to zoning. (“Premises”). (See also Paragraph 2)

1.3 Term: 5 years and 0 months (“Original Term”) commencing February 1, 2015 (“Commencement Date”) and ending January 31, 2020 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing January 1, 2015 (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $51, 058.85 per month (“Base Rent”), payable on the first day of each month commencing February 1, 2015, provided however, if Prior Occupant shall pay all rents and expenses through December, 2014, Lessee shall have the Base Rent for February, 2015, abated entirely, but still be responsible for all Premises Expenses (as defined in Paragraph 72) as applicable and due. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 51

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $             for the period

.

(b) Security Deposit: $204,235.40 (“Security Deposit”). (See also Paragraph 5)

(c) Association Fees: $         for the period

(d) Other: $             for

.

(e) Total Due Upon Execution of this Lease: $204,235.40

1.7 Agreed Use: General office and administration, engineering, light manufacturing, assembly, research and development, testing, storage, shipping and receiving of equipment and products as reasonable for day-to-day business of an early-stage life science company, all in accordance with the current zoning status of the Premises. (See also Paragraph 6)

1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9 Real Estate Brokers: (See also Paragraph 15 and 25)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ Cornish & Carey Commercial Newmark Knight Frank represents Lessor exclusively (“Lessor’s Broker”);

☑ Colliers International represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                                   represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers for the brokerage services rendered by the Brokers the fee agreed to in the attached separate written agreement.

1.10 Intentionally omitted.

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 51 through 72;

☐ a plot plan depicting the Premises;

☑ a current set of the Rules and Regulations;

☑ a Work Letter;

☑ other (specify): Commission Agreement, Rules & Regulations, Construction Provisions, HMBP List

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2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, firs sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, that the Premises do not contain Hazardous Materials which constitute a Reportable Use, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises. (See Addendum Paragraph 54)

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy Itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral

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or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”). (See Addendum Paragraph 72)

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. (See Addendum Paragraph 52)

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a

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modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. Notwithstanding anything to the contrary contained herein, Lessor hereby acknowledges and agrees that Lessee shall have the right to reasonably use those Hazardous Substances in connection with the operation of Lessee’s business listed on Addendum 1-D to this Lease, provided that Lessee shall be solely responsible and liable for any fines, penalties, costs of mandated clean up ordered or issued by any applicable governing authority or under any applicable law, judgments, claims, damages to the Premises, and any other costs arising therefrom, and Lessee shall indemnify, defend, and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substances listed on Addendum 1-D.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days

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after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessors “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessor shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessee, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.

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“Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to

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the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance earned or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the

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existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired In 6 months or less from the date of the damage or destruction, Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), or is actually covered by Lessor’s insurance, irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to substantially their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation under applicable environmental laws and/or by any applicable governing authorities.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other

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obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change In the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, except as otherwise provided herein this Lease.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles. Notwithstanding anything herein to the contrary, Lessee shall have the right to assign the Premises or sublet the Premises or any part thereof to (1) an affiliate, subsidiary or parent of the Lessee or (2) any entity which merges or consolidates with, or acquires all or substantially all of the assets of Lessee, without the consent of Lessor (either of the foregoing being referred to herein as a “Permitted Transfer.”) For the purposes of the foregoing, the terms (1) “affiliate” shall mean any entity which controls, is controlled by, or is under common control with Lessee (for this purpose, “control” shall mean the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of securities, by contract or otherwise, and “controlled” shall have a correlative meaning), (2) “subsidiary” shall mean any entity which is fifty-one percent (51%) or more of the voting stock of Lessee. Lessee agrees and represents that in the event of a Permitted Transfer, (1) the Agreed Use of the Premises shall remain the same, and (2) the original and transferring Tenant shall not be released from its liabilities and obligations under the Lease, but remain fully liable and obligated for its performance. Notwithstanding the foregoing, the original and transferring Tenant shall be released from its

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liabilities and obligations under this Lease In the event that the transferee shall possess equal or greater (1) net worth and (2) credit worthiness as the original and transferring Tenant at the time of and for at least one (1) year prior to the date of the transfer.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may terminate this Lease.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief,

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, except for a Permitted Transfer, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing, provided that the transferee of a Permitted Transfer shall retain any Option granted to the original Lessee. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary. (See Addendum Paragraph 55)

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

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(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon

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Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 5% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. (See Addendum 1-A)

15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar

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to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

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(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty In dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties, b. A duty of honest and fair dealing and good faith, c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is

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unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

Intentionally Omitted

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply:

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

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(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. Intentionally Omitted

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

50. Accessibility; Americans with Disabilities Act.

(a) The Premises: ☑ have not undergone an inspection by a Certified Access Specialist (CASp). ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. ☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.

(b) Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

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WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	9870 Research Dr., Irvine

On:	6/30/14

By LESSOR:
A.E. Peterson Enterprises, Inc.

By:	/s/ Judy Tucker

Name Printed:	Judy Tucker

Title:	President

By:

Name Printed:

Title:

Address:

Telephone: ( )

Facsimile: ( )

Email:

Email:

Federal ID No.

BROKER:
Cornish & Carey Commercial Newmark Knight Frank

Attn:

Title:

Address:

Telephone: ( )

Facsimile: ( )

Email:

Federal ID No.

Broker/Agent BRE License #:

Executed at:	Asante Solutions, Inc., Sunnyvale, CA

On:	6/26/14

By LESSEE:
Asante Solutions, Inc.

By:	/s/ Eric Steuben

Name Printed:	Eric Steuben

Title:	VP of Operations

By:

Name Printed:

Title:

Address:

Telephone: ( )

Facsimile: ( )

Email:

Email:

Federal ID No.

BROKER:
Colliers International
Marne Michaels

Attn:

Title:	Sr. V.P.

Address:	450 W. Santa Clara St.
San Jose, CA 95113

Telephone: ( )

Facsimile: ( )

Email:

Federal ID No.

Broker/Agent BRE License #:

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203. Telephone No. (    )         -            . Fax No.: (    )         -            .

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM NO. 1

TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

BY AND BETWEEN A.E. PETERSON ENTERPRISES, INC. (LESSOR)

AND

ASANTE SOLUTIONS, INC. (LESSEE)

DATED: JUNE 26, 2014

This document shall constitute an addendum (“Addendum”) to that certain AIR Commercial Real Estate Association Standard Industrial Commercial Single-Tenant Lease -Net, dated June 26, 2014 (“Lease”) by and between A.E. PETERSON ENTERPRISES, INC. (“Lessor”) and ASANTE SOLUTIONS, INC. (“Lessee”) for the property located at 1561 Buckeye Court, Milpitas, California (“Premises”). In the event any of the terms set forth in the Addendum is contradictory to or inconsistent with any of the terms in the Lease, then the terms and conditions set forth in this Addendum shall prevail.

51. Rent Schedule: Monthly Base Rent shall be as follows:

Months	Period	Amount per Square Foot	Base Rent

01-12	2/1/15 — 1/31/16	$1.15	$51,058.85
13-24	2/1/16 — 1/31/17	$1.20	$53,278.80
25-36	2/1/17 — 1/31/18	$1.25	$55,498.75
37-48	2/1/18 — 1/31/19	$1.30	$57,718.70
49-60	2/1/19 — 1/31/20	$1.35	$59,938.65

52. Prepaid Rent/Security Deposit:

(a) Upon execution and delivery hereof, Lessee shall deliver to Lessor the first month’s Base Rent in the amount of fifty one thousand fifty eight dollars and eighty five cents ($51,058.85).

(b) Upon execution and delivery hereof, Lessee shall deliver to Lessor an initial refundable Security Deposit of two hundred four thousand two hundred thirty five dollars and forty cents ($204,235.40).

(c) Provided that Lessee has not been in default, Lessor shall apply portions of the Security Deposit towards the Base Rent in the following amounts and schedule:

(i) $51,058.85 in month nineteen (on August 1, 2016);

(ii) $51,058.85 in month thirty one (on August 1, 2017);

(iii) $51,058.85 in month forty three (on August 1, 2018), provided that on this forty third (43rd) month, Lessee’s business (a) has turned a profit, and has done so on a minimum of three (3) consecutive months immediately prior to this forty third (43rd) month, and (b) has a sum of ten million dollars ($10,000,000.00) in its bank account, of which Lessee shall provide financial statements and other reasonable proofs of upon request by Lessor; and

(iv) $51,058.85 within ninety (90) days after the expiration of this Lease, or the balance left in the Security Deposit if after the earlier termination thereof, minus that portion used or applied by Lessor under the terms of this Lease.

(d) Upon execution of this Lease, Lessee shall promptly commence and diligently pursue all necessary efforts, at its sole cost and expense, to obtain the necessary C.U.P., if any are necessary, to operate its intended use upon the Premises. Lessee shall keep Lessor apprised of its progress, status and updated developments as they occur. Lessor shall be provided a copy of all documents, plans, specifications and communications submitted and received in furtherance of obtaining the C.U.P. At Lessor’s election, Lessor may inquire directly to the City, County and other applicable governmental agency regarding the status of the C.U.P. application, and any related issues thereto, and Lessee shall provide the necessary written consent to facilitate such communications and direct inquiry by Lessor.

53. Broker Representation: The Brokers, Cornish & Carey Commercial Newmark Knight Frank and Colliers International, shall be paid a leasing commission pursuant to the terms and conditions set forth in the commission agreement attached hereto as Addendum 1-A.

54. Condition of Property (AS-IS; No Representations):

A. Except as expressly set forth otherwise in the Lease and this Addendum, Lessee has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Lessor or any of its respective agents and acknowledges that no such representations have been made. Lessee represents that it is a knowledgeable, experienced and sophisticated Lessee of real estate and that it is relying reasonably on its own expertise and that of Lessee’s consultants in leasing the Premises. Lessee is familiar with the Property and all improvements thereon and aspects thereof. Lessee is relying reasonably upon its own, independent inspection, investigation and analysis of the Premises as it deems necessary or appropriate in leasing the Premises from Lessor, including, without limitation, an analysis of any and all matters concerning the condition of the Premises and their suitability for Lessee’s intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to Premises, zoning and land use) affecting the use, occupancy or enjoyment of the Premises. Lessee acknowledges and agrees that, except as otherwise expressly provided herein, Lessor shall lease the Premises and Lessee shall accept the Premises “AS-IS” and “WITH ALL FAULTS”.

B. Lessor is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Premises furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to in this Lease. Lessee acknowledges that the negotiated Rent reflects the “as is” nature of this lease and any faults, liabilities, defects or other adverse matters that may be associated with the Premises and Improvements. Lessee has fully reviewed the disclaimers and waivers set forth herein with its counsel and understands the significance and effect thereof. Lessee acknowledges and agrees that the disclaimers and other agreements set forth in this Addendum are an integral part of this Lease and that Lessor would not have agreed to lease the Property to Lessee for the specified Rent amount without this disclaimer and other agreements set forth in this Addendum. Lessee further acknowledges and agrees that Lessor’s cooperation with Lessee in connection with Lessee’s due diligence review of the Premises, whether by providing documents, or permitting inspection of the Premises, shall not be construed as any warranty or representation, express or implied, of any kind with respect to the Premises, or with respect to the accuracy, completeness, or relevancy of any documents. To the extent that any representations or warranties of Lessor regarding the Premises are expressly contained in the Lease, they shall refer only to the actual, present knowledge of Lessor, as of the date upon which the Lease is executed, without any duty of investigation or inquiry of any kind or nature whatsoever.

C. Except as expressly set forth otherwise in the Lease and this Addendum, it is understood and agreed that Lessor has not made and is not now making, and Lessor specifically disclaims, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Premises and Improvements. Lessor makes no warranty that the Premises and Improvements are fit for any particular purpose.

D. Conditional upon the consent of the Prior Occupant of the Premises, Lessor shall leave the existing security system UPS in IT room and existing wiring to cubes and offices.

55. Assignment and Subletting:

A. Intentionally Omitted

B. Intentionally omitted

C. In any assignment, sublease, or otherwise transfer of the Premises by Lessee, whether with Lessor’s consent or without Lessor’s consent in a Permitted Transfer, the Agreed Use of the Premises shall remain unchanged.

56. Options:

A.	Subject to all terms of Paragraph 39 in the Lease, Lessee shall have one (1) five (5) year option (the “Option Period”) to extend the Lease, with written notice to Lessor no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the original term (the “Option Notice”). The monthly Base Rent shall be at either ninety-five percent (95%) of the then prevailing market rates for similar space in the greater Milpitas area, taking age and use into account, as reasonably determined by Lessor at its sole discretion, or at the same rates as the last month’s rent, whichever is greater.

B.	The parties shall have fifteen (15) days after Lessor receives a timely Option Notice within which to agree on the monthly Base Rent for the Option Period. If the parties agree on the monthly Base Rent for the Option Period, they shall immediately execute an amendment to this Lease stating the monthly Base Rent for the Option Period. If the parties are unable to agree on the monthly Base Rent for the Option Period within fifteen (15) days, then the then prevailing market rate of the Premises shall be determined in accordance with clause (C) below.

C.	The “prevailing market rate” shall be defined to mean the fair market rental value (including annual adjustments) of the Premises as of the commencement of the Option Period, taking into consideration the quality, size, design and location (but not use) of the Premises, and the rent for comparable premises located in Milpitas, California. Within seven (7) days after the expiration of the fifteen (15) day period set forth in clause (B) above, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ full time commercial appraisal experience in the area in which the Premises are located to appraise and set the fair market rental value of the Premises for the Option Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the prevailing market rate of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the prevailing market rate of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the fa prevailing market rate of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can apply to the then President of the Santa Clara County Real Estate Board or to the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within thirty (30), days after the selection of the third appraiser, a majority of the appraisers shall set the prevailing market rate of the Premises. If a majority of the appraisers are unable to set the prevailing market rate of the Premises within the stipulated period of time, the three (3) appraisals shall be added together and the total divided by three (3); the resulting quotient shall be the prevailing market rate of the Premises. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the prevailing market rate of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the prevailing market rate of the Premises.

57. Lessee’s Remedies: IN NO EVENT SHALL LESSOR, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, PARENT COMPANIES, OR SUBSIDIARIES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY, BEYOND ITS INTEREST IN THE PROPERTY, FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THE LEASE OR THE PROPERTY,

WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

58. Interruption of Services and Utilities: Lessor shall not be liable for, and Lessee shall not be entitled to any reduction of any Rent by reason of the failure to furnish or receive any service or utilities, when such failure is caused by acts of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes, unavailability of materials or labor, or by any other cause beyond the control of Lessor, or by rationing or restrictions on the use of said services and utilities due to energy shortages, or the making of repairs, alterations or improvements to the Premises, or by other causes. Furthermore, Lessor shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Lessee’s business, including, without limitation, loss of profits, however, occurring, through or in connection with or incidental to a failure to furnish or receive any of the foregoing services or utilities. Lessor shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or of suppliers of utilities in reducing energy or other resources consumption, and Lessee shall not be relieved of its obligation to pay the full Rent or any Rent by reason thereof.

Lessee shall cooperate with Lessor’s compliance with the Nonresidential Building Energy Use Disclosure Program by providing Lessor with Lessee’s energy use data for the Premises upon Lessor’s reasonable request, which obligation shall survive the expiration or earlier termination of this Lease

59. Waiver of Certain Statutory Rights: Lessee hereby irrevocably waives all of the following:

A. Lessee hereby waives and releases its right to make repairs at Lessor’s expense under Sections 1941 and 1942 of the California Civil Code or under similar law, statute or ordinance now or hereafter in effect.

B. The provisions of this Lease constitute an express agreement between Lessor and Lessee with respect to any and all damage to or destruction of all or any part of the Premises, the Premises or any other portions thereof, and any statute or regulation of the State of California, including without limitation, Section 1932(2) and 1933(4) of the California Civil Code with respect to any rights or obligations concerning damage or destruction to the Premises and any other statute or regulation now or hereafter in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Premises or any portion thereof.

C. With regard to eminent domain and condemnation, Lessee hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

60. Indemnity: Lessee shall indemnify, protect, defend and hold harmless Lessor and its partners, directors, officers, employees, shareholders, parent companies, subsidiaries, affiliates, attorneys, brokers, management company, lenders, agents and each of the their successors and assigns (“Indemnified Parties”) from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, reasonable attorneys’ fees, expert fees, and expenses and liabilities (collectively, “Liabilities”) incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the term of the Lease as a result (directly or indirectly) of or in connection with (A) any default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or (B) Lessee’s use of the Premises, the conduct of Lessee’s business or any activity, work or things done, permitted or suffered by Lessee within the control of Lessee in or about the Premises, except to the extent caused solely by Lessor’s gross negligence or willful misconduct. The obligations of Lessee under this paragraph shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

61. Sale of Premises by Lessor: Each conveyance by Lessor or Lessor’s interest in the Premises prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Lessor, except if such obligations or liability arose prior to the date of such conveyance. Lessee hereby agrees to attorn to Lessor’s successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise, provided that, if any such sale or transfer of such interest is accomplished by an arm’s length sale or conveyance, the purchaser/ transferee shall assume Lessor’s obligations hereunder in writing.

62. Exculpation: The obligations of Lessor under this Lease do not constitute personal obligations of Lessor, and Lessee shall look solely to Lessor’s interest in the Premises and to no other asset of Lessor for satisfaction of any liability with respect to this Lease and shall not seek recourse against Lessor herein nor against any of its personal assets for such satisfaction.

63. Rules & Regulations: Lessee agrees to abide by the rules and regulations which are attached hereto as Addendum 1-B and which may be further modified, altered or supplemented by Lessor in its reasonable discretion. Lessor hereby disclaims any responsibility or liability for any failure to uniformly enforce the following rules upon all Lessees in the Project, and Lessee shall hold Lessor harmless for any damage or harm sustained by Lessee or to Lessee’s agents, employees, guests, invitees or affiliates as a result of a violation or breach of any of the following rules by another Lessee in the Project.

64. Release & Waiver: Lessee, on behalf of themselves and their successors and/or assigns, shall, and by the execution of the Lease, hereby does forever release Lessor, its predecessors, successors, parent company, subsidiaries, affiliates, officers, directors, members, managers, agents, attorneys, employees and representatives involved in this transaction (collectively “Released Parties”), of and from any and all losses, liabilities, damages, claims, demands, causes of action, costs and expenses, that Lessee may now or hereafter have against the foregoing parties, whether known or unknown, with respect to or arising out of any and all prior dealings and agreements between Lessee and Released Parties including but not limited to the following: (i) the nature or condition of the Premises, building and project (including, without limitation, any design or natural defect of any kind or nature whatsoever), (ii) the fitness for Lessee’s intended use, (iii) the breach or default of any contractual obligation, except where Lessor has acted with gross negligence or willful misconduct, and (iv) any past, present or future presence or existence of Hazardous Substance (as defined in Paragraph 6.2(a) of the Lease) on, under or about the Premises, building or project or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Substance including, without limitation, (A) any and all rights Lessee may now or hereafter have to seek contribution from Lessor under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. §9613), as the same may be further amended or replaced by any similar law, rule or regulation, (B) any and all rights Lessee may now or hereafter have against Lessor under similar state and/or local laws, as the same may be further amended or replaced by any similar law, rule or regulation, (C) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under Section 107 of CERCLA (42 U.S.C.A. §9607), and (D) any and all claims Lessee may now or hereafter have against Lessor, whether known or unknown, now or hereafter existing, based upon nuisance, trespass or any other common law or statutory provisions. Lessee agrees never to commence, aid in any way, or prosecute against Lessor or any of the Released Parties any action or other proceeding, for any of the matters waived and released herein.

LESSEE HEREBY ACKNOWLEDGES THAT HE HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, LESSEE HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

/s/ ES
Tenant’s Initials

65. Late Charges & Interest: Lessee hereby acknowledges and agrees that the payment of any applicable late charges and interest, as further set forth in paragraph 13.4 and 13.5 of the Lease are material requirements of the Lease. Any applicable late charges and/or interest shall be paid to Lessor in strict accordance with the terms of the Lease.

66. Construction of Lessee Improvements: The financial concessions, included in this Lease, are provided by Lessor in consideration of Lessee’s agreement to construct and complete such improvements and that such improvements, which will become a part of the real property, will increase the value of the Lessor’s property. Any and all construction, improvements, and/or alterations to the Premises, Building or property shall be completed in accordance with the terms and conditions set forth in Addendum 1-C, attached hereto, and as may be otherwise set forth in this Lease.

(a) Lessee shall provide Lessor at least ten (10) days’ prior written notice of Lessee’s commencement of any construction, alteration, addition or improvement at the Premises, and Lessor shall have the right to file, post and/or record all appropriate notices of non-responsibility or other documents having the effect of protecting the Lessor and the property from any design professionals, mechanics’ or materials suppliers’ liens arising from or in connection with Lessee’s alterations, additions or improvements.

(b) Lessee shall, at Lessor’s option, remove at the expiration or earlier termination of this Lease, all items installed or constructed by Lessee (except those items which Lessor elects to have remain at the Premises as set forth in a written notice to Lessee prior to the expiration or earlier termination of this Lease) and shall repair all damage to the Premises and/or the Building caused by such removal. All construction, alterations, additions or improvements made by Lessee (including, without limitation, the Lessee’s Work as referenced in Addendum 1-C attached hereto) shall, unless Lessor requires their removal as provided herein, become the property of Lessor at the expiration or earlier termination hereof, without compensation of any kind to Lessee. Any trade fixtures which are installed and paid for by Lessee shall remain the property of Lessee, but Lessee shall not remove any trade fixtures or personal property from the Premises without Lessor’s prior written consent at any time in which Lessee is in default of this Lease or an event has occurred which, with the passage of time or the giving of notice, or both, would become a default by Lessee. If Lessee otherwise has the right to remove trade fixtures installed and paid for by Lessee, such right shall be conditioned upon: (i) Lessee repairing any damage to the remaining portions of the Premises or the Building caused by the removal of such trade fixtures, and (ii) such removal not diminishing the value of the Premises. Any trade fixtures, moveable furniture or personal property that Lessee does not remove, or is not allowed to remove, at the expiration or earlier termination of this Lease shall, at Lessor’s option, either become the property of Lessor or be removed by Lessor at Lessee’s sole cost and expense.

(c) Lessor shall provide Lessee an allowance to be applied exclusively toward Lessee’s Work identified in Addendum 1-C, under the terms therein.

67. Specific Performance: With respect to any provision of this Lease which provides, in effect, that Lessor shall not unreasonably withhold or unreasonably delay any consent or any approval, Lessee, in no event, shall be entitled to make, nor shall Lessee make, any claim for, and Lessee hereby waives any claim for, money damages arising from Lessor’s failure or alleged failure to do so; nor shall Lessee claim any money damages by way of setoff, rent abatement, counterclaim or defense, based upon any claim or assertion by Lessee that Lessor has unreasonably withheld or unreasonably delayed any consent or approval. Lessee’s sole remedy in connection therewith shall be an action or proceeding for specific performance, injunction or declaratory relief to enforce such provision.

68. Lessee Signage: Lessee shall have the right, at Lessee’s sole cost, to install its signage on the Building subject to compliance with all applicable requirements of the City, CC&Rs, Declarations and any other applicable rules, regulations and laws. Lessee’s proposed sign design shall be submitted to Lessor for Lessor’s approval which approval shall not be unreasonably withheld.

69. Parking: The Premises have and Lessee shall have access to all parking stalls at 1561 Buckeye Drive, Milpitas, CA 95035, in the amount of one hundred fifty (150) unreserved spaces. Lessee shall allow said parking spaces to be used only by Lessee’s employees, contractors, customers or clients, and other agents or representatives of Lessee in furtherance of Lessee’s use under Paragraph 1.7 in this Lease.

70. Lessee’s Responsibility Regarding Hazardous Substance: Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Substance. Lessee shall at least once a month inspect the Premises to determine whether any Mold exists at or about the Premises and/or whether there are any conditions that might lead to Mold at or about the Premises. If any Mold or conditions that might lead to Mold at or about the Premises is/are discovered by Lessee, then Lessee shall immediately notify Lessor thereof in writing. Lessee shall not bring or allow to be brought into or stored or used at the Premises and/or other portions of the Building or property any Hazardous Substance, except such Hazardous Substance as are approved of in writing by Lessor, and if Lessee obtains Lessor’s consent to bring in, store and/or use Hazardous Substance, Lessee shall not allow the storage, use and/or disposal of Hazardous Substance in any manner not sanctioned by all Laws and by the highest standards prevailing in the industry for the storage and use of such substances or materials. Lessor’s approval shall not be required for ordinary cleaning products which are not regulated by governmental authorities and are used in the ordinary course of Lessee’s business. If Lessee or the Lessee Parties cause any Hazardous Substance contamination (including, without limitation, Mold or any conditions that might lead to Mold) at or about the Premises or other portions of the Building or property, Lessee shall, at its sole cost and expense, remove such Hazardous Substance, remedy the conditions that might lead to Mold and remediate, repair and restore the Premises and other affected portion(s) of the Building or property (collectively, the “Remediation Work”) in compliance with all Record Documents and Laws, pursuant to remediation, repair and restoration plans approved in writing by Lessor, using a licensed contractor approved in writing by Lessor; provided, however, if the Remediation Work affects areas other than solely the interior, nonstructural portions of the Premises, then Lessor shall have the right, in its sole and absolute discretion, to perform some or all of the Remediation Work and all costs therefor incurred by Lessor shall be immediately due and payable by Lessee to Lessor. If any lender or governmental agency shall ever require testing to ascertain whether or not any Hazardous Substance exist or have been released at or about the Building or property, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional rent if such requirement applies to the Premises or if the requirement is as a result of the acts or omissions of Lessee or the Lessee Parties. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor’s request concerning Lessee’s best knowledge and belief regarding the presence of Hazardous Substance at the Premises. In all events, Lessee shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold Lessor and the Lessor Parties harmless from and against any and all Liabilities arising out of or relating to Hazardous Substance located at the Premises (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) while Lessee has the right to, or is otherwise in, possession or control of the Premises, or Hazardous Substance located elsewhere if caused by Lessee, the Lessee Parties or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of this Lease.

71. Miscellaneous Provisions: The invalidity, illegality, or unenforceability of any provision of this Lease shall in no way affect the validity, legality or enforceability of any other provision hereof, and each term and provision of this Lease shall be valid and enforceable to the maximum extent permitted by applicable Laws. If more than one person or entity constitutes

Lessee hereunder, the obligations imposed on each such person or entity shall be joint and several. This Lease shall be construed and interpreted in accordance with the Laws of the State of California in force from time to time. Time is of the essence in this Lease. The captions of the paragraphs and sections of this Lease are for convenience only, are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies. Any uncertainty or ambiguity existing in this Lease shall not be interpreted against either party because such party prepared any portion of this Lease, but shall be interpreted according to the application of rules of interpretation of contracts generally. The parties hereto acknowledge and agree that no provision in this Lease may be enforced by any third party; provided, however, that any of the Lessor Parties shall have the right to enforce any benefits conferred upon them under this Lease. Each party acknowledges that it has been represented by counsel of its own choosing, or has had adequate opportunity to consult with counsel of its own choosing, in connection with the negotiation, preparation and execution of this Lease. Each term and provision of this Lease performable by Lessee shall be deemed both a covenant and a condition to Lessor’s performance hereunder. Lessor and Lessee agree that (i) any words and/or numerals with lines through them shall be deleted from this Lease, (ii) deletions within this Lease shall be ignored as though the deleted provisions were never originally written, ab initio, and the deletions were never made and did not have to be made, and (iii) the act of deleting such provisions shall not be used to interpret this Lease.

72. TRIPLE NET LEASE. Except as otherwise expressly provided in this Lease, but without limiting the generality of any other provision of this Lease imposing any obligation on Lessee, (i) it is the purpose and intent of Lessor and Lessee that this Lease shall be a “triple net lease,” such that Lessee shall be responsible to pay or reimburse Lessor for all costs and expenses associated with the Premises (collectively, the “Premises Expenses”), including without limitation, Real Property Taxes, Insurance, operating expenses and fees paid or payable by Lessor with respect to the repair, landscaping, maintenance and management of the Premises (collectively, the “Operating Expenses”), and (ii) except as set forth below, any amount payable by Lessee to Lessor under this Article shall be paid by Lessee to Lessor within ten (10) days after receipt by Lessee from Lessor of a bill setting forth such amount in reasonable detail. The failure of Lessee to pay any such amount within said ten (10) day period shall carry with it the same consequences as the failure to pay any installment of Base Rent. While not a limitation on the applicability or generality of the foregoing, initially, Lessor will contract directly for Premises landscape maintenance and HVAC maintenance. Notwithstanding any provision to the contrary in this Lease, provided Lessee makes the payments of Premises Expenses pursuant to this Article, Lessee shall have no further responsibility for any part of the cost of replacement of any item for which Lessor has reserved pursuant to the foregoing, unless the need for replacement is caused by the damage or abuse by Lessee or any of Lessee’s Agents. Operating Expenses shall include, but not be limited to, the following as applicable: (i) total costs to maintain, repair, replace, and clean all portions of the Building and Premises (including, without limitation, sidewalks, parking areas, striping, bumpers, alleys, driving lanes and ways, landscaping, lighting, signs, walls, fences, electrical, plumbing and other utilities servicing Building and Premises and/or any signs or other portions thereof); (ii) total costs of all persons engaged in the administration, maintenance, repair, replacement and security of the Building and

Premises (including, without limitation, those person(s) providing management services, which may be rendered by either Lessor or a third party manager engaged by Lessor – which may be a party affiliated with Lessor, except that the total amount charged for management services and included in Operating Expenses shall not exceed the monthly rate of four percent (4%) of monthly Base Rent); (iii) license, permit and inspection fees and costs required or desirable in connection with the operation of the Building and Premises; (iv) auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Building and Premises and/or the accounting therefor and/or recovery of the costs thereof; (v) the cost of supplies, equipment, tools and materials used or necessary in connection with the security, maintenance, repair and replacement of the Building and Premises; (vi) the cost of energy, water and other utilities and the cost to remove trash and refuse; (vii) the cost of energy and water conservation efforts; (viii) depreciation of maintenance equipment used in the maintenance and repair of the Building and Premises; (ix) reasonable reserves for Operating Expenses; and (x) such other costs and expenses which are incurred or paid by other lessors for the purpose of operating, maintaining, repairing, replacing, securing or otherwise dealing with similar buildings in the greater Milpitas area.

On the first day of each calendar month included in the first Lease Year of the Term, Lessee shall pay one-twelfth (1/12th) of the amount of Lessor’s estimated Premises Expenses for such first Lease Year (such estimated amount [the “Initial Estimated Amount”] is $159,836.40 and one-twelfth (1/12th) of such amount is $13,319.70), as additional rent. Within the first ninety (90) days of each subsequent Lease Year, Lessor will provide Lessee with an estimate of Premises Expenses for such Lease Year and Lessee shall pay the amount of the revised estimate within ten (10) days after Lessor’s delivery of the revised estimate. Until the Lessor delivers the estimate for the then current Lease Year, Lessee’s payments will be based upon the estimate from the previous year. At any point during any Lease Year, Lessor may revise its estimate for that Lease Year if Lessor has a reasonable basis for the belief that the ultimate Premises Expenses for that Lease Year will be more than five percent (5%) above the current estimate and Lessor may deliver written notice to Lessee increasing the estimated payments for the remainder of that Lease Year. Lessee will pay the increased amount beginning on the first day of the month following Lessor’s delivery of said notice. Lessor’s failure to prepare and deliver any estimates, operating statements, or bills shall not in any way be deemed to be a waiver of, or cause Lessor to forfeit or surrender, its rights to collect any additional rent that may have become due.

Within ninety (90) days following the end of each Lease Year, Lessor shall give to Lessee a statement (a “Statement”) which shall state the actual Premises Expenses incurred during such Lease Year. Within ten (10) days of its receipt of any Statement, Lessee shall pay to Lessor the amount, if any, by which the actual Premises Expenses exceed the aggregate estimated payments made by Lessee during the period included in such Statement. If such aggregate estimated payments exceed such actual Premises Expenses, the excess shall be credited against the estimated payments to be made by Lessee during the next succeeding Lease Year, provided that if such Statement pertains to the last Lease Year included in the Term, the excess shall be refunded to Lessee within ten (10) days after Lessor’s determination of the actual Premises Expenses for such last Lease Year. The failure of Lessor to timely furnish the Statement for any Lease Year shall not prejudice Lessor or Lessee from enforcing their respective rights under this Section 72. The provisions of this Section 72 shall survive the expiration or earlier termination of this Lease.

Lessor: A.E. Peterson Enterprises, Inc.		Lessee: Asante Solutions, Inc.

By:	/s/ Judy Tucker	By:	/s/ Eric Steuben

ADDENDUM 1-A

COMMISSION AGREEMENT

This Commission Agreement (“Commission Agreement”) is entered into by and between A.E. PETERSON ENTERPRISES, INC. (“Lessor”) and COLLIERS INTERNATIONAL (“Lessee’s Broker”) with respect to the lease transaction for the property located at 1561 Buckeye Court, Milpitas, California 95135 (“Premises”) by and between Lessor and ASANTE SOLUTIONS, INC. (“Lessee”).

Lessor, Lessee’s Broker and all agents and brokers acting thereunder hereby agree to the following terms regarding the payment of a leasing commission for the identified Premises:

1. Payment to Lessee’s Broker. As the sole compensation payable to Lessee’s Broker for the subject lease transaction, a leasing commission shall be paid by Lessor to Lessee’s Broker as follows:

(a) Within thirty (30) days after the mutual execution of this Lease by Lessor and Lessee, Lessor shall pay to Lessee’s Broker a leasing commission for the initial term at three percent (3%) of the total Base Rent payable by Lessee during the initial five (5) year Lease term, reflecting fifty percent (50%) of the full commission payable to Lessee’s Broker for the initial term.

(b) Provided that Lessee is not in default of the Lease, within thirty (30) days after Lessee’s occupancy and acceptance of the Premises, Lessor shall pay to Lessee’s Broker a leasing commission for the initial term at three percent (3%) of the total Base Rent payable by Lessee during the initial five (5) year Lease term, reflecting fifty percent (50%) of the full commission payable to Lessee’s Broker for the initial term.

(c) In the event Lessee exercises its option to extend the Lease term, for the extended period commencing February 1, 2020 and expiring on January 31, 2025, and provided Lessee is not in default of the Lease, Lessor shall pay to Lessee’s Broker, within thirty (30) days of February 1, 2020, a leasing commission for the option term at six (6%) of the total Base Rent payable by Lessee during the 5 year option term.

(d) The leasing commission identified herein shall constitute the sole and entire compensation, commission or consideration owed to Lessee’s Broker for the subject Lease transaction. No other fees, expenses or payments shall be due to Lessee’s Broker.

2. Lessor’s obligations under the Lease are subject to and conditioned upon the execution of this Commission Agreement by all parties to this Commission Agreement.

3. Entire Agreement. This Commission Agreement contains all of the covenants, provisions, agreements, conditions and understandings between Lessor and Lessee’s Broker concerning the payment of a leasing commission for the subject Premises, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Commission Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Commission Agreement to the extent they are not expressly incorporated herein.

“Lessor”
A.E. PETERSON ENTERPRISES, INC.

Dated:	6-30-14	By:	/s/ Judy Tucker
			Title:	President

“Lessee’s Broker”
COLLIERS INTERNATIONAL

Dated:	7-8-14	By:	/s/ Marne Michaels
			Title:	Senior V.P.

ADDENDUM 1-B

RULES & REGULATIONS

a. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No Lessee and no employees of any Lessee shall go upon the roof of the Premises without the consent of Lessor.

b. No awnings or other projections shall be attached to the outside walls of the Premises.

c. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substance, shall be thrown therein.

d. Lessee shall not cause or permit any objectionable or offensive odors to be emitted from the Premises.

e. The Premises shall not be used for lodging or sleeping, or any immoral or illegal purposes.

f. Lessee shall not make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with Lessees of this or neighboring Premises or premises or those having business with them.

g. Lessee must, upon the termination of this tenancy, return to the Lessor all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such Lessee, and in the event of the loss of any keys so furnished, such Lessee shall pay to the Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such change.

h. Canvassing, soliciting and peddling in the Premises are prohibited and each Lessee shall cooperate to prevent such activity.

i. Lessor will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Lessor, which will not be unreasonably withheld, delayed or conditioned. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

j. Parking spaces associated with the Premises are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Lessor. Trucks and trailers may be parked only in truck dock positions and in other paved areas expressly designated for such purpose granted by Lessor in writing, if any. Trailers may be parked only in paved areas expressly designated for such purpose granted by Lessor in writing, if any. Neither trucks nor trailers may be parked or staged in (i) areas adjacent to truck docks, serving any portion of the Premises, which are intended by Lessor for truck maneuvering or

(ii) any driveway, drive aisle or other paved area which provides ingress or egress for cars or trucks to or from any portion of the Premises or any street adjoining the Premises.

k. If Lessee elects to paint stripes or other markings on the floor of the Premises, all such paint must, prior to expiration or termination of this Lease, be removed by Lessee at its expense in accordance with this rule. Paint on the floor of the Premises must be removed only by use of a chemical paint remover; provided that the chemical used for removal must be permissible for such use under Environmental Laws and other Governmental Requirements and the chemical must be used (and all chemicals and removed paint must be disposed of) in accordance with Environmental Laws and other Governmental Requirements. Under no circumstances may paint be removed from the floor of the Premises by grinding, scraping or shot-blasting. After paint has been chemically removed in accordance with this rule, the floor must be thoroughly cleaned to remove completely any chemical residue which might be present as a result of the removal process.

ADDENDUM 1-C

CONSTRUCTION PROVISIONS (“AS IS”)

1. LESSOR’S WORK: The Premises have been previously improved and are leased to Lessee by Lessor on an “AS IS” basis. No further obligation of Lessor exists with respect to construction within or about the Premises. Lessee must have satisfied each of the following (“Delivery Requirements”) before Lessor will be obligated to deliver possession of the Premises to Lessee: (i) provided Lessor with evidence of the insurance coverage required in the Lease; and (ii) paid all amounts then due under the Lease. In no event shall Lessee’s failure to meet the Delivery Requirements delay the delivery date of the Premises. Prior to the commencement of Lessee’s Work, Lessee must (a) provide the Final Plans (as defined in this Addendum 1-C) to Lessor, and (b) obtain all government permits and approvals required to perform Lessee’s Work.

2. LESSEE’S WORK: Lessee, having accepted the Premises as outlined in paragraph 1 of this Addendum 1-C, shall, at its sole cost and expense, perform all further work required by Lessor to remodel the Premises to a first class condition in accordance with Lessor’s criteria (“Lessee’s Work”). Lessee shall commence Lessee’s Work immediately upon the delivery of the Premises to Lessee with Lessor’s Work, if any, substantially complete to the extent that Lessee can proceed with Lessee’s Work without material interference. Lessee’s Work shall conform in all respects to all governmental code requirements and the Final Plans or any changes reasonably required by Lessor pursuant to this Addendum 1-C Paragraph 3(c). Lessee agrees that all improvements constructed at the Premises shall be: (i) uniform in finish and materials; (ii) performed in accordance with the provisions herein; and (iii) subject to Lessor’s prior written approval in accordance with the requirements set forth herein. Lessee shall, at its sole cost and expense, complete all improvements, construction and code upgrades that are necessary to convert the existing warehouse to an R&D and manufacturing facility in compliance with all city, state and governmental agency rules, regulations, laws and requirements. Lessee’s Work shall include but not be limited to the following:

(a) Code-Related Items: Lessee shall be responsible for complying with any and all code requirements that currently apply to the Premises and Building and those that may be triggered as a result of Lessee’s intended use of the Premises. Upgrades may include upgrades to the fire sprinkler system, installation of smoke screening at the ceiling level, seismic upgrades, replacement of existing lighting systems to comply with new Energy Building Code requirements, relocation and upgrades to the existing electrical service, upgraded bathrooms in compliance with ADA and plumbing code requirements, reconfiguration and upgrades to the drainage system, and any other upgrades as required.

(b) Floors: Lessee shall provide all floor coverings in the Premises. Concentrated dead loads are not allowed without specific prior written approval of Lessor. Floor and/or wall penetrations may require prior review and x-rays, the cost of which shall be borne by Lessee. No penetrations into or through any shell building walls, floors and/or structural grade beams shall be made without Lessor’s prior written approval. All floor slab and shell building wall reinstatement work must be performed by Lessee in strict accordance with Lessor’s specifications.

(c) Ceiling: Lessee shall provide the ceiling in the Premises and any necessary catwalks or access panels. Penetrations through and/or attachments to roof structure must have prior written approval from Lessor and comply with all of Lessor’s roof specifications and installation procedures.

(d) Electrical: Lessee shall provide all electrical work, equipment, fixtures and services for the Premises. Lessee shall be responsible for all temporary utility consumption during Lessee’s construction.

(e) HVAC: Lessee shall distribute all HVAC within the Premises. Any rooftop penetrations and roof repairs required shall be made in compliance with all of Lessor’s roof specifications. All equipment, construction and engineering costs in connection with the work described in this subparagraph shall be at Lessee’s expense.

(f) Plumbing: Lessee shall provide all plumbing for the Premises, including all extensions and increases in sewer, grease and/or water lines serving the Premises. Lessee shall perform all concrete slab reinstatement work pursuant to Lessor’s specifications. No penetrations of the foundation shall be made for plumbing lines without Lessor’s prior written approval.

(g) Gas: Lessee shall be responsible for distribution from the manifold, if existing, of all gas service to and within the Premises and application for service from the applicable utility company.

(h) Telephone: Lessee shall provide all telephone equipment for the Premises and connections to the main panel board.

(i) Automatic Fire Sprinklers: Lessee shall make any additions or changes to the sprinkler system necessary to meet the minimum criteria of Lessor or governmental or insurance standards.

(k) Service/Fire Exit Doors: If required by applicable codes (including code requirements and/or changes or additions to Lessor’s Work triggered by Lessee’s use or exiting requirements, or Lessee’s interior floor plan layout), Lessee shall provide additional service doors and/or fire exit doors which shall conform with Lessor’s requirements and state and local codes.

(m) Fire Alarm System: Lessee is required to have a fire alarm monitoring system or life safety system, Lessee shall be responsible for all hook-ups and connections to the fire alarm monitoring and life-safety systems, including the installation of designated phone lines and monitoring equipment, as required by Lessor, Lessor’s designated fire alarm contractor and state and local codes.

(n) Sound and Vibration Mitigation: If in Lessor’s discretion Lessee’s use is anticipated to generate sound and/or vibration beyond that which is typical for normal industrial occupancies, then Lessee shall be required to provide an acoustic study for Lessor’s review and approval, and to install sound and vibration attenuation measures as part of Lessee’s Work in a manner consistent with such approved acoustic study to mitigate sound and/or vibration transmission to neighboring occupants.

3. DESIGN APPROVAL PROCEDURE:

(a) Preliminary Drawings: Intentionally Omitted

(b) Final Working Drawings: Intentionally Omitted

(c) Final Plans: Within ten (10) days from the Date of Lease, Lessee agrees to provide to Lessor a complete diskette containing the computer assisted drawings of the “Final Plans,” which shall be developed by an architect licensed in the State of California, and of the nature and contents of reasonable and sufficient detail of similar design drawings of commercial spaces in the greater Milpitas area of use similar to the Agreed Use of the Premises. Acceptance of the Final Plans shall not be construed as approval, and Lessor shall not be prevented from reasonably requiring changes in the future. All construction on the Premises must be in conformity to the Final Plans, or any reasonable changes as Lessor may require. The improvements may be inspected by Lessor or its architect who shall have the right to require all work which does not comply with the Final Plans, or even if in compliance with the Final Plans, is later determined to be reasonably objectionable in consideration of the (i) Agreed Use of the Premises, or (ii) the designs of similar commercial spaces in the greater Milpitas area, to be corrected by Lessee, or by Lessor at Lessee’s cost. Construction may not begin until Final Plans are at the job site. No changes, modifications or alterations to the Final Plans may be made without the written consent of Lessor.

(d) Building Code Compliance and Non-responsibility of Lessor: Lessor will not check Lessee’s drawings for building code compliance. All Lessee drawings shall, however, be subject to the same engineering and safety review, and such review shall be subject to the same limitations and other provisions set forth herein. Acceptance of Final Plans by Lessor is not a representation that the drawings are in compliance with the requirements of governmental authorities, and it shall be Lessee’s responsibility to (i) meet and comply with all Federal, state and local code requirements, (ii) to secure issuance of a building permit (and all other necessary permits) required to be obtained in connection with Lessee’s Work, and (iii) pay for all fees assessed in connection with the permits obtained by Lessee in connection with Lessee’s Work. Acceptance of Final Plans does not constitute assumption of responsibility by Lessor for their accuracy, sufficiency or efficiency and Lessee shall be totally responsible for such matters. Lessee at all times shall maintain at the Premises the Final Plans, and records of any changes as reasonably required by Lessor pursuant to Addendum 1-C Paragraph 3(c), as approved by the local governing agencies and Lessor, and all inspection cards with respect to Lessee’s Work.

(e) Design Fees: All of Lessee’s design fees (including, without limitation, Lessee’s architect and sign designer) must be paid by Lessee.

(f) Changes to Lessor’s Construction: In the event Lessee desires to make any changes to the shell building construction, Lessee shall first submit to Lessor for Lessor’s review and approval plans and specifications as appropriate for the desired change prepared by Lessee’s architect and, if applicable, Lessee’s engineer. Lessee shall reimburse Lessor for all necessary and reasonable architect’s, engineer’s and other consultants’ fees incurred by Lessor in connection with the review of any such plans and specifications within thirty (30) days following receipt of an invoice therefor. Lessor may condition its review of any such requested changes on Lessee’s agreement in writing to the estimated or, if known, actual reimbursement amount. Lessor’s consent may be withheld in Lessor’s sole and absolute discretion.

4. CONSTRUCTION OF PREMISES:

(a) Commencement of Construction: Lessee shall commence construction of Lessee’s Work in accordance with the provisions of this Lease and shall carry such construction to completion with all due diligence.

(i) Prior to the commencement of Lessee’s Work, Lessee shall cause an inspection of the Premises to confirm that Lessee’s Plans have been prepared in accordance with the as-built condition of Lessor’s building shell.

(ii) Lessee shall submit to Lessor, prior to the commencement of construction, evidence satisfactory to Lessor of compliance by Lessee with the insurance requirements hereinafter set forth (“the Required Coverage”). The Required Coverage shall be issued by insurance companies with a current A.M. Best’s Rating of A or better and a Financial Rating of at least VIII, both as rated in the most current “Best’s Rating Guide,” and which are qualified to do business in the State of California. All such policies, except for the workers compensation coverage, shall name and shall be for the mutual and joint benefit and protection of Lessor, Lessee, Lessee’s contractor and Lessor’s agents and beneficiary(ies) as additional insureds. Executed copies of the policies of insurance or certificates thereof (including evidence of waiver of subrogation as required herein) shall be delivered to Lessor prior to Lessee, its agents, contractors or employees entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Lessor within 30 days prior to the expiration of the term of each policy. All policies of insurance delivered to Lessor must contain a provision that the company writing the policy will give to Lessor 30 days’ prior notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Lessee’s contractor herein shall be endorsed to read that such policies are primary policies and any insurance carried by Lessor or Lessor’s property manager shall be noncontributing with such policies. No policy required to be maintained by Lessee’s contractor shall have a deductible greater than $25,000.00 unless approved in writing by Lessor.

(iii) Prior to the commencement of Lessee’s Work, Lessee shall, at its sole cost and expense, obtain and, if required by Lessor, cause its contractors to obtain and keep in full force throughout the construction of Lessee’s Work:

(1)

comprehensive or commercial general liability insurance with coverage limits of not less than $2,000,000.00 combined single limit for bodily injury, personal injury, death and property damage liability per occurrence or the current limit carried by contractor, whichever is greater, insuring against any and all liability of the insureds with respect to the Premises or arising out of its performance of work at the Premises. All such comprehensive general liability or commercial general liability insurance shall include, but not be limited to, personal injury, blanket contractual liability, products/completed operations, broad form property damage liability and independent contractors liability. Each comprehensive general liability policy shall also include a severability of interests clause. Additionally, Lessee’s contractor shall be required to purchase and maintain automobile liability insurance covering all owned, non-owned and hired automobiles;

(2)	workers compensation coverage as required by law, including employer’s liability coverage, with a limit of not less than $1,000,000.00 and waiver by contractor’s insurer of any right of subrogation against Lessor by reason of any payment pursuant to such coverage;

(3)	a builder’s risk policy covering those perils insured in the “Causes of Loss – Special Form” (form CP 10 30) in an amount acceptable to Lessor and sufficient to cover the full contract value of all Lessee renovations and/or improvements; and

(4)	such additional insurance coverage and limits as Lessor deems reasonable and which are consistent with California insurance practices for protecting persons and property.

(b) General Requirements:

(i) Lessee’s contractor shall comply with all rules, regulations and applicable fees as described in the Lessee Criteria.

(ii) Lessee shall only engage contractors who are bondable, licenses contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Lessor and other contractors on the job.

(iii) Lessee shall perform or cause to be performed Lessee’s Work in all respects with applicable Federal, state, county and city statutes, ordinances, regulations, laws and codes. All required permits, approvals, licenses, authorizations and other permits in connection with the construction and completion of the Premises including, without limitation, building permits and conditional use permits, shall be obtained and all fees (both one-time and recurring) required in connection with the construction and completion of the Premises shall be paid for by Lessee.

(iv) Lessee shall apply and pay for all utility services including, but not limited to, temporary utilities.

(v) Lessee shall cause its contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment, commencing upon substantial completion of Lessee’s Work.

(vi) Lessee acknowledges that Lessee’s Work shall be subject to (1) the inspection and reasonable approval of Lessor for the purpose of determining Lessee’s compliance with the Final Plans or any reasonable changes Lessor may have required pursuant to this Addendum 1-C Paragraph 3(c), and (2) an engineering and safety review by Lessor for the purpose of making an assessment regarding the potential safety impact of Lessee’s Work on other portions of the Building, which review may include, without limitation, the examination of (A) any penetrations through the roof or other structural elements of the Premises, and (B) the transition points from the Common Areas to the Premises. Any such inspection, approval, or review shall not constitute an approval of architectural or engineering design, a review to determine the structural safety of Lessee’s Work or Lessee’s compliance with any building codes or other legal requirements, or otherwise constitute any assumption of liability or responsibility by Lessor or its agents or contractors. Lessee hereby expressly acknowledges that no such inspection, approval or review shall in any way limit the obligations of Lessee or the rights of Lessor under this Lease, and, without limitation on the foregoing, Lessee’s obligations under that provision in the Lease regarding indemnity of this Lease shall apply to any claims, etc. (as more fully indicated in such indemnity provision) arising or alleged to have arisen in connection with the Premises, Lessee’s Work or the safety or structural integrity thereof. Lessee shall, at its sole cost and expense, perform any corrective measures required by Lessor or its agents or contractors in connection with any such inspection, approval or review.

(vii) Lessee shall cause its general contractor and subcontractors during the construction of Lessee’s Work to maintain the Premises and the job-site in a clean condition and to provide daily removal, cleanup and proper disposal of all trash, rubbish, refuse and construction debris and spoils generated by Lessee’s general contractor and subcontractors in dumpsters and other appropriate facilities, and not by depositing any such trash, refuse and construction debris and spoils within other Lessee spaces or the job-site common areas.

(viii) Lessee and/or Lessee’s general contractor shall be responsible for providing all security deemed necessary by Lessee to protect Lessee’s Work, including furniture, fixtures and inventory, during the conduct of Lessee’s Work. Lessor shall provide or be responsible for any such security or protection.

(c) Lessor’s Right to Perform Work: Lessor shall have the right, but not the obligation, to perform on behalf of and for the account of Lessee, subject to reimbursement of the cost thereof by Lessee, any and all of Lessee’s Work which Lessor determines, in its sole discretion, should be performed immediately and on an emergency basis for the best interest of the Premises and Building, including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, fire alarm systems, roofing and removal of unduly accumulated construction materials and debris.

(c) Notice of Completion: Within ten (10) days following the completion of Lessee’s Work, Lessee shall deliver to the Lessor, a fully executed and recorded Notice of Completion in a form acceptable to Lessor. The Notice of Completion is to be executed by Lessee and Lessee’s general contractor.

(d) As-Built Drawings: Lessee, at its expense, shall have prepared a complete set of the Final Plans, with any reasonable changes if Lessor had required any pursuant to this

Addendum 1-C Paragraph 3(c), marked “As-Built Drawings” which fully indicate Lessee’s Work as constructed and deliver one (1) reproducible set and CADD diskette, of such drawings to Lessor no later than thirty (30) days after the completion of Lessee’s Work.

5. LIENS: In the event that as a result of any work of improvement undertaken by Lessee, any mechanics lien or other lien is filed against the Premises, Lessee shall immediately cause such lien to be removed of record by either paying the amount of the lien or procuring and recording a statutory lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien. If Lessee fails to remove such lien and such failure continues for twenty (20) days after written demand by Lessor to do so, Lessor shall have the right, but not the obligation, in addition to all other rights and remedies available to Lessor under this Lease, to procure and cause to be recorded a statutory lien release bond and to (a) collect from Lessee as Additional Rental, and/or (b) deduct from any Lessee Improvement Allowance payable to Lessee hereunder (i) all costs incurred in procuring such bond, and (ii) the sum of One Hundred Dollars ($100.00) as reimbursement for all recording and processing fees and administrative costs and expenses incurred by Lessor in procuring and causing such bond to be recorded.

6. IMPROVEMENT ALLOWANCE: Lessor shall provide Lessee, at a rate of ten dollars ($10.00) per rental square foot, for a total sum of up to four hundred forty three thousand nine hundred ninety dollars ($443,990.00) exclusively toward Lessee’s Work identified herein (“Allowance”). The Allowance shall be applied to all elements of the cost of construction of the Lessee’s Work that are completed before Lessee opens for business, such as architectural, design and engineering costs, labor, materials, construction-related utility charges and other construction costs (collectively, “Construction Costs”). The Allowance shall not be applied to the purchase, lease, or finance of any furniture, trade fixtures, inventory or other moveable personal property. Lessor makes no representation or warranty, express or implied, by the Lease or otherwise that the Allowance will be sufficient to complete construction of Lessee’s Work. Lessee shall pay for all costs to construct Lessee’s Work, subject to receiving the Allowance as provided herein. To the extent the Construction Costs are less than the Allowance, that amount shall be retained by Lessor and the Allowance shall be automatically reduced to the actual Construction Costs. The Allowance shall be disbursed to Lessee, so long as Lessee is not then in default of the Lease, within net thirty (30) days after Lessee submits to Lessor the paid invoices of the costs incurred in completion of Lessee’s Work, which Lessee shall submit to Lessor within ten (10) days of payment.

ADDENDUM 1-D

HMBP LIST

Pursuant to Paragraph 6.2(b) in the Lease, Lessee shall be allowed to reasonably use the following for the operation of its business, provided that Lessee shall be solely responsible and liable for any fines, penalties, costs of mandated clean up ordered or issued by any applicable governing authority or under any applicable law, judgments, claims, damages to the Premises, and any other costs arising therefrom, and Lessee shall indemnify, defend, and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substances listed below.

CHEMICAL	HAZARD CLASS	STORAGE METHOD	QUANTITY IN LITERS

Biohazard waste from used medical devices	Division 6.2 (Infectious Substance) Category B	Held onsite & disposed by Stericycle	<75 liters per week

Sharps (cannulae & needles)	Sharps	Held onsite & disposed by Stericycle	n/a

Lithium-ion polymer batteries	Class 9	Held onsite and disposed by Stericycle	< 5 liters per year

Insulin (containing m-cresol)	21 CFR 261.24 Hazardous Waste, Toxicity Characteristic Leaching Procedure (TCLP) CAS #108-39-4	Held onsite & disposed by Stericycle	< 10 liters per year

Scrap solder containing silver	Toxic CAS-7440-22-4	Held onsite & disposed by Stericycle	< 1 liter per year

Scrap solder containing lead	unknown	Held onsite & disposed by Stericycle	< 1 liter per year

Used fluorescent light bulbs	Mercury; universal waste rule	Disposed by janitorial service provider	unknown

Overall, Asante generates less than 100 kg of waste per month, and less than 1 kg of acutely hazardous / p-listed waste per month.

CHEMICAL	HAZARD CLASS	STORAGE METHOD	QUANTITY IN LITERS
Asante has a CA EPA ID # CAL000388641 and a CA Hazardous Waste Permit.

REFER TO THE CITY’S WEBSITE FOR THEIR HAZARDOUS MATERIAL FORMS AND PROCEDURES FOR ACCURACY.

Lessor: A.E. Peterson Enterprises, Inc.			Lessee: Asante Solutions, Inc.

By:	/s/ Judy Tucker		By:	/s/ Eric Steuben
	Title:	President		Title:	VP of Operations